UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 17, 2014

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

Update

On February 17, 2014, Magellan Health Services, Inc. (“Magellan” or the “Company”) learned that the Arizona Superior Court for Maricopa County (the “Superior Court”) issued an order dated February 14, 2014 denying the Company’s motion seeking a judicial stay of the implementation of the New Contract (as defined below) until after the court’s decision on the pending appeal of the Arizona Department of Administration (“ADOA”) final agency decision denying Magellan’s protest of a contract award to another bidder.  The denial of the motion for stay does not impact the final decision on the merits of Magellan’s appeal of the ADOA decision, which will continue to proceed in the Superior Court.  The Company also previously filed a separate civil lawsuit in the Superior Court challenging the legal authority of the public entity that is one of the key members of the non-profit winning bidder to invest in and participate in the winning bidder’s performance under the New Contract.  In connection with such civil suit, the Company previously filed a motion seeking a preliminary injunction that, if granted, could prohibit such public entity from participation as a member of the winning bidder in the New Contract.  No decision on the motion for preliminary injunction in the separate civil suit has yet been issued by the court.

Background

The State of Arizona had previously issued a Solicitation for a new Regional Behavioral Health Authority (“RBHA”) for GSA6 (“Maricopa County”) (the “New Contract”) to replace the current contract with Magellan to be effective on October 1, 2013.  The New Contract is for the management of the publicly funded behavioral health system currently provided by Magellan under its current contract for Maricopa County, and also includes an integrated behavioral and physical health care system for a small number of individuals with serious mental illness.  Magellan Complete Care of Arizona, a joint venture owned 80% by the Company and 20% by Phoenix Health Plan, previously submitted a bid for the New Contract.

On March 25, 2013, the Company was notified that Magellan Complete Care of Arizona was not selected as the RBHA for the New Contract.  On April 3, 2013, the Company filed a formal protest regarding the State’s decision to award the New Contract to another vendor.  On April 17, 2013, the Arizona Department of Health Services denied the Company’s protest.  On May 9, 2013, the Company filed the Appeal with the ADOA.  The Company also filed with the ADOA a motion to stay the award and implementation of the New Contract pending a decision on the Appeal.  On May 21, 2013, the ADOA granted the Company’s motion and issued a stay of the award and implementation of the New Contract pending resolution of the Appeal by the ADOA.

On June 13, 2013 the ADOA referred the Appeal for a hearing before the Adminstrative Law Judge (the “ALJ”). The ALJ held an evidentiary hearing on the Appeal on September 18-27, 2013.  On November 18, 2013, the ALJ issued a decision and recommended that the ADOA rule against Magellan and dismiss the Appeal.  On December 3, 2013, the ADOA accepted the recommendation of the ALJ and issued a final administrative decision ruling against Magellan, affirming the award of the New Contract to the other winning bidder, and dismissing Magellan’s appeal.  The ADOA also lifted the previously issued stay on implementation of the New Contract.

On December 6, 2013 Magellan filed an appeal of the ADOA decision in the Arizona Superior Court in Maricopa County and, on December 10, 2013, filed a motion seeking a judicial stay of the implementation of the contract until after the court’s decision on the appeal.

There is no assurance that the Company will prevail on its appeal of the ADOA decision to the Superior Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: February 18, 2014	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer